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                                                                    EXHIBIT 4.10

                         Amendment to Warrant Agreement

      This Amendment (this "Amendment") is dated as of May 6, 2005 and amends that certain Warrant Agreement dated as of September 17, 1996 (as amended, modified, supplemented, renewed or restated from time to time, the "Warrant Agreement") between PSF Holdings, L.L.C., a Delaware limited liability company, and Fleet National Bank, a national banking association, as Warrant Agent (the "Warrant Agent").

                                    RECITALS

      WHEREAS, Premium Standard Farms, Inc., a Delaware corporation (the "Company"), is successor in interest to PSF Holdings, L.L.C. through the merger of PSF Group Holdings, Inc., the successor in interest to PSF Holdings, L.L.C., with and into Premium Standard Farms, Inc;

      WHEREAS, the Warrant Agreement provides that it may be amended by the Company and Holders of Warrants exercisable for 66 2/3% or more of the aggregate number of Units purchasable upon exercise of all Warrants then outstanding;

      WHEREAS, the Company and the Holders desire to modify the terms of the Warrant Agreement.

      NOW THEREFORE, in consideration of the foregoing and of the terms and conditions contained in the Warrant Agreement and this Amendment, the Company and Warrant Agent agree as follows:

      1. Amended Defined Terms. Article I of the Warrant Agreement, Definitions, shall be amended to include the following defined terms:

            "Specified Value" per Unit or of any other security (herein collectively referred to as a "Security") at any date shall be:

            (1) if the Security is not registered under the Exchange Act, the Specified Value of the Security determined in good faith by the Board of Directors of the Company;

            (2) if the Security is exercised in contemplation of an initial public offering by the Company, the Specified Value of the Security shall be the initial price to the public in such initial public offering; or

            (3) if the Security is registered under the Exchange Act, the average of the daily market prices (as defined below) for each Business Day during the period commencing ten (10) Business Days prior to such date and ending on the Business Day immediately prior to such date or, if the Security has been registered under the Exchange Act for less than ten (10) consecutive Business Days before such date, then the average of the daily market prices for all of the Business Days before such date for which daily market prices are available. If the market price is not determinable for at least five (5)

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      Business Days in such period, the Specified Value of the Security shall be determined as if the Security was not registered under the Exchange Act.

            The "market price" for any Security on any Business Day means: (A) if such Security is listed or admitted to trading on any securities exchange, the closing price, regular way, on such day on the principal exchange on which such Security is traded, or if no sale takes place on such day, the average of the closing bid and asked prices on such day or
      (B) if such Security is not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if there is no such last reported sale price on such day, the average of the closing bid and the asked prices on such day, as reported by a reputable quotation source designated by the Company. If there are no such prices on a Business Day, then the market price shall not be determinate for such Business Day.

      2. Amendment to Manner of Exercise of Warrants. Section 5.1 of the Warrant Agreement, shall be amended to read in full as follows:

            5.1 Manner of Exercise. Subject to Article 3, a Warrant represented by a Warrant Certificate may be exercised by the registered holder thereof during normal business hours on any Business Day, by surrendering such Warrant Certificate, with the subscription form set forth therein (in the case of an exercise pursuant to clause (ii) of this Section 5.1, marked "Cashless Exercise") duly executed by such holder, by hand or by mail at the office of the Warrant Agent as provided in Section 17.1 or, if such exercise shall be in connection with an underwritten Public Offering, at the location designated by the Company. Such Warrant Certificate shall be accompanied by (i) payment in respect of each Warrant that is exercised, which shall be made by certified or official bank or bank cashier's check payable in United States currency to the order of the Company in an amount (the "Aggregate Exercise Price") equal to the product of the number of Units (subject to adjustment as provided herein) designated in such subscription form multiplied by the original Exercise Price (subject to adjustment as provided herein) or (ii) a written notice to the Company that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Company to withhold from the issuance a number of Units issuable upon such exercise of the Warrant which when multiplied by the Specified Value of the Units is equal to the Aggregate Exercise Price (and such withheld Units shall no longer be issuable under this Warrant). Upon such surrender and payment, such holder shall thereupon be entitled to receive the number of duly authorized, validly issued (including, without limitation, a payment by the withholding of Units as contemplated in Clause (ii) of this Section 5.1), fully paid and nonassessable Units determined as provided in Articles 2 and 3, and as and if adjusted pursuant to Article 6.

      3.    Miscellaneous.

            Effectiveness. This Agreement shall be effective upon the signing of an underwriting agreement in connection with the Company's initial public equity offering.

            Notices. Until a subsequent notice is given pursuant to Section 17.1 of the Warrant Agreement, the address of the Company is as follows:

                                       2
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                  Premium Standard Farms, Inc.
                  Attn: Chief Financial Officer
                  805 Pennsylvania Avenue, Suite 200
                  Kansas City, Missouri 64105
                  Telephone: 816-472-7675
                  Facsimile: 816-843-1450

            Governing Law and Consent to Forum. This Agreement shall be governed by and construed in accordance with the laws of the state of New York, as applied to contracts made and performed within the state of New York, without regard to principles of conflicts of law. The Company and the parties each hereby irrevocably submit to the jurisdiction of any New York state court sitting in the city of New York or any federal court sitting in the city of New York in respect of any suit, action or proceeding arising out of or relating to this Agreement, and each irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall affect the right of any person to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

            Counterparts. This Agreement may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            Capitalized terms used herein but not otherwise defined have the meaning ascribed to such terms in the Warrant Agreement, as amended by this Amendment.

                [Remainder of this page left blank intentionally]

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                                                                    EXHIBIT 4.10

      IN WITNESS WHEREOF, the undersigned have executed this Amendment on and as of the date first written above.

                                   PREMIUM STANDARD FARMS, INC.
                                      AS SUCCESSOR IN INTEREST TO PSF GROUP
                                      HOLDINGS, INC., AS SUCCESSOR IN INTEREST
                                      TO PSF HOLDINGS, L.L.C.

                                   By: /s/ Stephen A. Lightstone
                                       ---------------------------------------
                                   Name:  Stephen A. Lightstone
                                   Title: Executive Vice President, Chief
                                          Financial Officer and Treasurer

                                   HOLDERS:

                                   THE MORGAN STANLEY
                                   LEVERAGED EQUITY FUND II, L.P.

                                   BY: MORGAN STANLEY LEVERAGED EQUITY
                                       FUND II, INC., AS GENERAL PARTNER

                                   By: /s/ Jeffrey D. Hahn
                                       ---------------------------------------
                                   Name:  Jeffrey D. Hahn
                                   Title: Executive Director

                                   MORGAN STANLEY CAPITAL
                                   INVESTORS, L.P.

                                   BY: METALMARK SUBADVISOR LLC, AS
                                       ATTORNEY-IN-FACT

                                   By: /s/ Kenneth F. Clifford
                                       ---------------------------------------
                                   Name:  Kenneth F. Clifford
                                   Title: Managing Director

                                   MSCP III 892 INVESTORS, L.P.

                                   BY: METALMARK SUBADVISOR LLC, AS
                                       ATTORNEY-IN-FACT

                                   By: /s/ Kenneth F. Clifford
                                       ---------------------------------------
                                   Name:  Kenneth F. Clifford
                                   Title: Managing Director

                SIGNATURE PAGE TO AMENDMENT TO WARRANT AGREEMENT

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                                   MORGAN STANLEY CAPITAL PARTNERS III, L.P.

                                   BY: METALMARK SUBADVISOR LLC, AS
                                       ATTORNEY-IN-FACT

                                   By: /s/ Kenneth F. Clifford
                                       ---------------------------------------
                                   Name:  Kenneth F. Clifford
                                   Title: Managing Director

                SIGNATURE PAGE TO AMENDMENT TO WARRANT AGREEMENT